UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

SOUTHERN CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-41684	84-3288397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12265 El Camino Real, Suite 210
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(844) 265-7622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 4, 2024, Southern California Bancorp (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The voting results of the Annual Meeting are set forth below.

Proposal I Election of ten directors:

The Company’s directors are elected based on the candidates receiving the highest number of votes of the shares entitled to vote in the election, up to the number of directors to be elected (nine). Accordingly, the following nine director nominees were elected, each for a term of one year:

	For	Withheld	Broker Non-Votes
Frank D. Di Tomaso	14,595,019	3,656	1,390,530
Irwin Golds	14,595,516	3,159	1,390,530
Lester Machado	14,580,737	17,938	1,390,530
Richard Martin	14,595,607	3,068	1,390,530
David I. Rainer	14,594,798	3,877	1,390,530
Kaveh Varjavand	14,595,602	3,073	1,390,530
David Volk	14,576,102	22,573	1,390,530
Anne Williams	14,594,734	3,941	1,390,530
Anita Wolman	14,578,817	19,858	1,390,530

Proposal II Ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

The vote required to approve this proposal was the affirmative vote of a majority of the shares represented at the Annual Meeting. Accordingly, this proposal was approved with the following vote:

For	Against	Abstain	Broker Non Votes
15,989,195	10	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA BANCORP

Date: June 5, 2024	By:	/s/ MANISHA K. MERCHANT
Manisha K. Merchant
Executive Vice President, General Counsel and Corporate Secretary